Calamos Convertible Opportunities and Income Fund N-CSR

EX-99.(a(2)(iv)

Deloitte & Touche LLP 111 S Wacker Drive Chicago, IL 60606 USA Tel: +1 312 486 1890 Fax: +1 312 247 1890 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229042 on Form N-2 of our report dated December 19, 2022, relating to the financial statements and financial highlights of Calamos Convertible Opportunities and Income Fund appearing in this Annual Report on Form N-CSR of Calamos Convertible Opportunities and Income Fund for the year ended October 31, 2022.

Chicago, Illinois

December 19, 2022